UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 28, 2024
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

As previously discussed in Kennedy-Wilson Holdings, Inc.’s (the “Company”) Annual Report on Form 10-K for the quarter ended December 31, 2023, the Company has now completed the closing of the sales of its wholly-owned (i) hotel in Dublin, Ireland, (ii) 177,000 square-foot building within a three-building office campus in Issaquah, Washington, and (iii) retail asset in the United Kingdom for a total sales price of approximately $335 million. The dispositions generated cash to the Company of approximately $238 million (after property-level debt repayment of approximately $89 million), and a gain on sale, which will be recognized by the Company in its first quarter 2024 financial results, of approximately $120 million. The transactions, including the recognized gain, will be further discussed in the Company’s quarterly report for the quarter ended March 31, 2024.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because of its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: March 28, 2024